                                                                     Exhibit (P)

                              AMENDED AND RESTATED
                                 CODE OF ETHICS

                              For Access Persons of
                     LIGHT REVOLUTION FUND, INC. ("Company")
                                       and
                   LIGHT INDEX INVESTMENT COMPANY ("Adviser")


                            Effective June 16, 2000.


PURPOSE
-------

     QUESTION: WHAT IS THE PURPOSE OF THIS CODE OF ETHICS?

     ANSWER: The purpose of this Code of Ethics is to address potential conflicts of interest that may arise when certain persons affiliated with the Company or the Adviser trade for their own accounts. This Code will regulate personal investment activities of Access Persons and will require periodic reporting related to such investment activities. Capitalized terms used in this Code have special meanings defined below.

GENERAL
-------

     QUESTION: WHO IS REQUIRED TO FOLLOW THIS CODE OF ETHICS?

     ANSWER: Directors, officers and Advisory Persons of the Company or the Adviser ("Access Persons") are required to follow this Code of Ethics. However, directors who are not "interested persons" of the Company under Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act") ("Disinterested Directors"), are only required to follow certain provisions of this Code, because they generally do not have access to information regarding the Company's investment decisions.

     For purposes of this Code, an "Advisory Person" includes:

     o any employee of the Company or the Adviser (or of any company in a Control relationship to the Company or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security by the Company or whose functions relate to the making of any recommendation with respect to those purchases or sales, or

     o any natural person in a control relationship to the Company or the Adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a Security by the Company.

     Generally, "Control" means the power to exercise a controlling influence, which is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power. Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of an entity is presumed to control that entity. In interpreting "Control," the Compliance Officer will interpret the term as defined in Section 2(a)(9) of the 1940 Act.

     As part of the duties of the Compliance Officer, such Compliance Officer will maintain a list of all Access Persons (see Appendix 7) and will notify such Access Persons of their obligations under the Code.

     QUESTION: WHAT DOES THIS CODE OF ETHICS GENERALLY REQUIRE?

     ANSWER: This Code of Ethics requires Access Persons to follow certain general fiduciary principles, as well as certain specific rules, such as prohibitions against certain securities transactions, reporting of securities transactions and holdings on a periodic basis and preclearance of securities transactions.

     QUESTIONS: WHAT GENERAL FIDUCIARY PRINCIPLES GOVERN ACCESS PERSONS?

     ANSWER: All Access Persons (including Disinterested Directors) are required to:

     o Place the interests of Company shareholders above all others at all times,

     o Conduct all personal securities transactions consistent with this Code and in a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and

     o    Not take inappropriate advantage of their positions.

ADMINISTRATION
--------------

     QUESTION: WHO ADMINISTERS THIS CODE OF ETHICS?

     ANSWER: The Compliance Officer administers this Code of Ethics. The Compliance Officer is Charles M. O'Herin. However, with respect to Mr. O'Herin, the Compliance Officer is Mr. Hewitt.

     QUESTION: WHAT DOES THE COMPLIANCE OFFICER DO?

     ANSWER: The Compliance Officer is responsible for:

     o    Monitoring Access Persons' securities transactions,

     o    Maintaining a list of all Access Persons (see Appendix 7),

     o Notifying all Access Persons of their reporting obligations under the Code,

     o Reviewing all securities transaction and holding reports submitted by Access Persons, and

     o Maintaining a list of any Securities, if any, that, due to particular circumstances relating to the Company's activities, it would be inadvisable to allow Access Persons to trade ("Restricted List").

SECURITIES TRANSACTIONS COVERED
-------------------------------

     QUESTION: WHAT KINDS OF SECURITIES TRANSACTIONS ARE GENERALLY COVERED BY THIS CODE OF ETHICS?

     ANSWER: This Code of Ethics generally applies to all Securities transactions in which an Access Person has a direct or indirect Beneficial Ownership interest.

     QUESTION: WHAT IS A "SECURITY" FOR PURPOSES OF THIS CODE OF ETHICS?

     ANSWER: For purposes of this Code, "Security" or "Securities" has the meaning given this term in Section 2(a)(36) of the 1940 Act and includes:

     o    common stocks,

     o    preferred stocks,

     o    debt securities,

     o    options, and warrants and rights to purchase Securities,

     o trust certificates, depositary receipts (including ADRs) or other certificates of interest or participation in any Securities,

     o    shares of closed-end investment companies,

     o    futures, commodities and Related Securities,

     o    private investments, including oil and gas ventures, and

     o real estate syndicates and other investments which are not publicly traded.

"Related Securities" are instruments and securities that are related to, but not the same as, a security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security.

     For purposes of this Code, "Security" or "Securities" does not include:

     o    shares of registered open-end investment companies,

     o    direct obligations of the Government of the United States,

     o    bankers' acceptances,

     o    bank certificates of deposit,

     o    commercial paper, and

     o "high quality short-term debt instruments," including repurchase agreements.

"High quality short-term debt instruments" are instruments that have a maturity at issuance of less than 366 days and are rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody's or Standard & Poor's.

     QUESTION: WHAT IS MEANT BY "BENEFICIAL OWNERSHIP"?

     ANSWER: You generally have Beneficial Ownership of a Security if you have or share a direct or indirect Pecuniary Interest in any Securities, including through any contract, arrangement, understanding, relationship or otherwise.

"Pecuniary Interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject Securities. An indirect Pecuniary Interest includes:

          o Securities held by members of an Access Person's "Immediate Family" sharing the same household (which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships). You may request that a member of your Immediate Family be excluded from the Code's reach by contacting the Compliance Officer and demonstrating why it would be appropriate.

          o A general partner's proportionate interest in the portfolio Securities held by a general or limited partnership.

          o A person's right to dividends that is separated or separable from the Securities.

          o A trustee's pecuniary interest in Securities holdings of a trust and any pecuniary interest of any Immediate Family member of such trustee (such Pecuniary Interest being to the extent of the beneficiary's pro rata interest in the trust).

          o    A beneficiary of a trust if:

               (i) the beneficiary shares investment control with the trustee (such Pecuniary Interest being to the extent of the beneficiary's pro rata interest in the trust), or

               (ii) the beneficiary has investment control with respect to a trust transaction without consultation with the trustee.

               Remainder interests do not create a pecuniary interest unless the person with such interest has the power, directly or indirectly, to exercise or share investment control over the trust.

          o A settler or grantor of a trust if such person reserves the right to revoke the trust without the consent of another person, unless the settler or grantor does not exercise or share investment control over the Securities.

     A shareholder shall not be deemed to have a Pecuniary Interest in the portfolio Securities held by a corporation or similar entity in which the person owns Securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

     Although this list is not exhaustive, you generally would be the beneficial owner of the following:

          o    Securities held in your own name,

          o Securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements,

          o Securities held by a bank or broker as a nominee or custodian on your behalf or pledged as collateral for a loan, and

          o Securities owned by a corporation which is directly or indirectly Controlled by, or under common Control with, you.

     If you are uncertain as to whether you beneficially own a Security, you should contact the Compliance Officer. In determining whether you beneficially own a Security, the Compliance Officer will generally interpret "Beneficial Ownership" as it would be interpreted under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended.

PROHIBITED SECURITIES TRANSACTIONS
----------------------------------

     QUESTION: WHAT SECURITIES TRANSACTIONS DOES THIS CODE OF ETHICS PROHIBIT?

     ANSWER: The following blackout windows apply to you and may prohibit you from executing Securities transactions except at certain times when one of the Company's series (a "Fund") are trading or considering trading in Securities:

          o No Access Person may purchase or sell, directly or indirectly, any Security in which such person has, or by reason of the transaction acquires, any Beneficial Ownership interest on any day during which such person knows, or should have known at the time of such transaction, that a Fund has a pending "buy" or "sell" order in that same Security on that day until such order is executed or withdrawn, and

          o No Access Person shall purchase or sell, directly or indirectly, any Security in which such person has, or by reason of the transaction acquires, any Beneficial Ownership interest if the Security is on the

               Restricted List, provided that this restriction shall not apply to any Disinterested Director if the Disinterested Director did not know or have reason to know such Security was on the Restricted List.

          o No portfolio manager for a Fund may purchase or sell, directly or indirectly, any Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership on any day within fifteen days before or fifteen days after the day on which the Fund has executed or intends to execute a trade in such Security.

     IF YOU ARE AN ACCESS PERSON (BUT NOT A DISINTERESTED DIRECTOR), YOU ALSO ARE SUBJECT TO THE FOLLOWING RULES AND:

          o    May not acquire any Securities in an initial public offering.

          o May not profit from short-term trading. Accordingly, you may not profit from purchasing and selling, or selling and purchasing, the same, or equivalent, Securities within 60 calendar days unless a Fund purchases and sells that Security within 60 calendar days and you comply with the blackout period described above. You will be required to disgorge any profits realized on short-term trades; provided, however, that the Board of Directors may make exceptions to this prohibition on a case-by-case basis in situations where no abuse is involved, and the equities strongly support an exception.

          o May not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company.

          o May not serve on the board of directors of any publicly traded company without prior authorization from the Company's Board of Directors. The Company's Board of Directors will authorize your board service if it determines that board service would be consistent with the interests of the Company and its shareholders. If the Company's Board of Directors authorizes your board service, you will be isolated from those making investment decisions through a "Chinese wall."

     IF YOU ARE "INVESTMENT PERSONNEL," YOU:

     May not acquire any Securities in a private placement without prior approval from the Compliance Officer, after consultation with the President of the Company. If the Compliance Officer grants approval, the Company is required to maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of these private placement Securities.

     For purposes of this Code of Ethics, "investment personnel" means any employee of the Company or the Adviser (or of any company in a Control relationship to the Company or the

Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by the Company, or any natural person who Controls the Company or the Adviser and who obtains information concerning recommendations made to the Company regarding the purchase or sale of Securities by the Company. "Investment personnel" does not include Disinterested Directors.

SECURITIES TRANSACTIONS NOT PROHIBITED
--------------------------------------

     QUESTION: ARE THERE ANY SECURITIES TRANSACTIONS NOT PROHIBITED BY THIS CODE OF ETHICS?

     ANSWER: You may engage in the following transactions without violating this Code. However, you are still required to report these transactions as described below.

          o Purchases or sales of Securities which are not eligible for purchase or sale by a Fund and which have been pre-cleared by the Compliance Officer,

          o Purchases or sales which are non-volitional on the part of either you or a Fund,

          o Purchases which are part of an automatic dividend reinvestment plan,

          o Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent these rights were acquired from that issuer, and sales of the rights that were acquired, and

          o Purchases or sales which receive the prior approval of the Compliance Officer, after consultation with the President of the Company, because (i) they are only remotely harmful to a Fund, its shareholders and the Adviser's other clients, (ii) they would be very unlikely to affect a highly institutional market, or
               (iii) they clearly are not related economically to the Securities to be purchased, sold or held by a Fund.

REPORTING RULES FOR DISINTERESTED DIRECTORS
-------------------------------------------

     QUESTION: IF I AM A DISINTERESTED DIRECTOR, WHAT REPORTING RULES APPLY TO
ME?

     ANSWER: If you are a Disinterested Director, you are required to complete quarterly transaction reports. You are also required to acknowledge receipt of this Code of Ethics and certify annually that you have complied with this Code of Ethics.

          o Quarterly Transaction Reports. Within 10 days after the end of each calendar quarter, you are required to provide quarterly transaction reports to the Compliance Officer even if you have no personal Securities transactions to report for the quarter. In these reports, you are required to include information on certain Securities transactions that occurred during that quarter and on certain securities accounts you opened during that quarter.

               You are required to include details with respect to any of your Securities transactions during that quarter, if at the time of the transaction, you knew or, in the ordinary course of fulfilling your duties as a director of the Company, should have known that during the 15-day period immediately before or after the date of your transaction, a Fund purchased or sold the Security or a Fund or the Adviser was considering the Security.

               Specifically, the following information must be reported with respect to any transaction during the quarter in a Security in which you had any direct or indirect Beneficial Ownership:

                    o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition),

                    o The price of the Security at which the transaction was effected,

                    o The name of the broker, dealer or bank with or through which the transaction was effected, and

                    o    The date that the report is being submitted.

               In any quarterly transaction report, you may state that the report shall not be construed as an admission that you have any direct or indirect beneficial ownership in the security to which the report relates.

               Note: Appendix 1 is a form of quarterly transaction report you can use to meet these reporting obligations. Please remember that you do not need to report specific transactions unless you knew or should have known the Fund was buying or selling a Security within a 15-day window of your trades.

               You are also required to include details with respect to any securities account opened during that quarter for your direct or indirect benefit (if you have any reportable transactions for the quarter or use the duplicate brokerage statement reporting procedure).

               Specifically, the following information must be reported with respect to any such account:

                    o The name of the broker, dealer or bank where the account was opened,

                    o    The date the account was established, and

                    o    The date the quarterly report is submitted.

          o Acknowledgement of Receipt of Code of Ethics. Shortly after becoming a director, you must sign an acknowledgement, attached to this Code as Appendix 4, to affirm that you have received and will comply with this Code.

          o Compliance with the Code of Ethics. You must certify annually on the form attached to this Code as Appendix 6 that:


               o You have read and understand this Code and recognize that you are subject to it, and

               o You have complied with the requirements of this Code and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code.

          o Confidentiality. All reports and information received by the Compliance Officer shall be held in strictest confidence (subject to regulatory and fiduciary requirements).

REPORTING RULES FOR OTHER ACCESS PERSONS
----------------------------------------

     QUESTION: IF I AM AN ACCESS PERSON (OTHER THAN A DISINTERESTED DIRECTOR), WHAT REPORTING RULES APPLY TO ME?

     ANSWER: If you are an Access Person (other than a Disinterested Director), you are required to complete the same reports as Disinterested Directors. In addition, you are required to complete initial and annual holdings reports and provide duplicate confirmations and periodic statements to the Compliance Officer.

          o Initial Holdings Reports. Within 10 days of becoming an Access Person, you are required to provide the Compliance Officer with an initial holdings report. This report must contain the following information:

               o The title, number of shares and principal amount of each Security in which you had any direct or indirect Beneficial Ownership when you became an Access Person,

               o The name of any broker, dealer or bank with whom you maintained an account in which any Securities were held for your direct or indirect benefit as of the date you became an Access Person, and

               o    The date that the report is submitted by you.

          Note: Appendix 3 is a form of initial holdings report you can use to meet your reporting obligations.

          o Quarterly Transaction Reports. Within 10 days after the end of a calendar quarter, you are required to provide quarterly transaction reports to the Compliance Officer even if you have no personal securities transactions to report for the quarter.

               Specifically, the following information must be reported with respect to any transaction during the quarter in a Security in which you had any direct or indirect Beneficial Ownership:

                    o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition),

                    o The price of the Security at which the transaction was effected,

                    o The name of the broker, dealer or bank with or through which the transaction was effected, and

                    o    The date that the report is being submitted.

               Note: Appendix 1 is a form of quarterly transaction report you can use to meet your reporting obligations. Specific transaction information can be omitted if all such information can be found in the duplicate confirmations/periodic statements which must be supplied as discussed below.

          o Annual Holdings Reports. On an annual basis, you are required to provide an annual holdings report to the Compliance Officer that contains certain information which must be current as of a date no more than 30 days before the report is submitted. This report must contain the following information:

               o The title, number of shares and principal amount of each Security in which you had any direct or indirect Beneficial Ownership,

               o The name of any broker, dealer or bank with whom you maintained an account in which any Securities were held for your direct or indirect benefit, and

               o    The date that the report is submitted by you.

               Note: Appendix 3 is a form of annual holdings report you can use to meet these reporting obligations.

          o General Rules Applicable to Initial, Quarterly and Annual Reports. You are not required to report any transactions effected for any account over which you have no direct or indirect influence or Control. In addition, in any report you may state that the report shall not be construed as an admission that you have any direct or indirect Beneficial Ownership in the Security to which the report relates.

          o Duplicate Confirmations; Periodic Statements. You are required to direct your brokers, dealers or banks to supply to the Compliance Officer, on a timely basis, duplicate copies of all personal securities transactions and copies of periodic statements for all securities accounts in which you have a Beneficial Ownership interest. To request duplicate confirmations or periodic statements from your respective broker, dealer or bank, you may use the form of letter attached to this Code of Ethics as Appendix 2. You are responsible for making sure that your broker does in fact send the Compliance Officer the duplicate confirmations and the duplicate statements. The Compliance Officer will maintain these forms, confirmations and statements in strictest confidence (subject to regulatory and fiduciary requirements).

          o Acknowledgement of Receipt of Code of Ethics. Shortly after becoming an Access Person, you must sign an acknowledgment, attached to this Code as Appendix 4, to affirm that you have received and will comply with this Code.

          o Compliance with the Code of Ethics. You must certify annually on the form attached to this Code as Appendix 6 that you have complied with the requirements of this Code and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

ADVANCE CLEARANCE
-----------------

     QUESTION: HOW DO I KNOW IF I CAN ENGAGE IN A SECURITIES TRANSACTION UNDER THIS CODE OF ETHICS?

     ANSWER: Unless you are a Disinterested Director, you are required to obtain advance clearance for all Securities transactions in which you have a Beneficial Ownership interest. Disinterested Directors are not required to obtain advance approval of Securities Transactions.

     You should submit advance clearance requests in writing to the Compliance Officer. You may use the form attached to this Code as Appendix 5 to request clearance. The Compliance Officer may approve or disapprove your transactions on the grounds of compliance with this Code or otherwise. The Compliance Officer will only approve an intended transaction after determining that the transaction does not fall within any of the prohibitions in this Code of Ethics. The Compliance Officer will return one copy of the clearance request to you showing approval or disapproval and the Compliance Officer will retain the original.

     If the Compliance Officer authorizes your transaction, that authorization is effective until the earlier of:

     o    its revocation,

     o the close of business on the second trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday), or

     o the time at which you learn that the information in the clearance request is not accurate.

     If you do not place the order for the securities transaction within that period, you must obtain a new advance authorization before you can place the transaction. If the transaction is placed but has not been executed within two trading days after the day the authorization is granted (as, for example, in the case of a limit order), no new authorization is necessary unless you amend the original order in any way.

VIOLATIONS
----------

     QUESTION: WHAT HAPPENS IF I VIOLATE THIS CODE OF ETHICS?

     ANSWER: Upon discovering your violation of this Code of Ethics, the Board of Directors of the Company (or the Adviser with respect to its Access Persons) may impose those sanctions it deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of your employment.

     QUESTION: HOW WILL THE COMPANY'S BOARD OF DIRECTORS KNOW ABOUT VIOLATIONS OF THIS CODE OF ETHICS?

     ANSWER: The Compliance Officer, in conjunction with the Company's officers, are required to provide an annual written report to the Company's Board of Directors. This report will:

          o Describe issues that arose during the past year under the Code of Ethics, including, but not limited to:

               (i) information about material violations of the Code and sanctions imposed in response to those material violations,

               (ii) any changes made to the procedures concerning personal investing, and

               (iii) any recommended changes in existing restrictions or
                    procedures based upon the Company's experience under its Code, evolving industry practices, or developments in laws or regulations, and

          o Certify that the Company and the Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

     The Board of Directors will examine this annual issue and certification report and consider whether it is necessary to amend this Code as a result.

OTHER PROCEDURES OF THE ADVISER
-------------------------------

     QUESTION: WHAT EFFECT DOES THIS CODE OF ETHICS HAVE ON THE ADVISER'S OTHER POLICIES AND PROCEDURES?

     ANSWER: Other policies and procedures of the Adviser relating to securities transactions, including, without limitation, policies relating to insider trading, will remain in full force and effect and will not be affected by this Code. However, to the extent there are any inconsistencies between this Code and any of these other policies, this Code will control.

AMENDMENTS
----------

     QUESTION: CAN THIS CODE OF ETHICS BE AMENDED?

     ANSWER: All material amendments to this Code must be in writing and must be approved by a majority of the Board of Directors, including a majority of the Disinterested Directors, as required by the Act. The Board of Directors must approve a material amendment to this Code within six months of adoption of the material amendment.

                                                                      APPENDIX 1

           THIS REPORT MUST BE SUBMITTED WITHIN 10 DAYS OF QUARTER END

ACCESS PERSON TRANSACTION RECORD for
                                     -------------------------------------------
                                                      (Name)
FOR CALENDAR QUARTER ENDED
                           -----------------------------------------------------
                                                      (Date)

I AM REPORTING BELOW ALL TRANSACTIONS REQUIRED TO BE REPORTED FOR THE QUARTER PURSUANT TO THE AMENDED AND RESTATED CODE OF ETHICS DATED JUNE __, 2000.

          -----------------           ------------------------------------------
          (Date)                      (Access Person's Signature)

                            I. TRANSACTION REPORTING

Check if applicable: (a)  |_| I had no reportable transactions during
                              this reporting period because:

                              |_| I had no transactions during the quarter; or

                              |_| At the time of any transaction (and 15 days
                                  before and after such transaction), I had no knowledge of any securities being purchased or sold by the Fund, that any such purchases or sales were being contemplated by the Fund or the Adviser or that any of such securities were on the Restricted List. Also, I have no reason to believe that I should have known of any such transactions.

                     (b)  |_| All transactions required to be reported have been
                              provided to the Compliance Officer through duplicate confirmations and statements or are additionally indicated below.

                     (c)  |_| The reporting of any transaction below shall not
                              be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

                                  TRANSACTIONS

    Date       Security    Interest    Maturity   # Shares      Principal        Purchase/     Price        Broker
                 Name        Rate        Date      or Par         Amount        Sale/Other                   Name
----------   ------------  ---------  ----------  -----------   -----------     -------------  ------     ---------


----------   ------------  ---------  ----------  -----------   -----------     ------------   ------     ---------


----------   ------------  ---------  ----------  -----------   -----------     ------------   ------     ---------


----------   ------------  ---------  ----------  -----------   -----------     ------------   ------     ---------


----------   ------------  ---------  ----------  -----------   -----------     ------------   ------     ---------


----------   ------------  ---------  ----------  -----------   -----------     ------------   ------     ---------


                     (attach additional sheets if necessary)

                              II. ACCOUNT REPORTING

                    SECURITIES ACCOUNTS OPENED DURING QUARTER


         Instruction: The following section must be completed by all Access Persons (other than disinterested directors who need not complete this section if box I(a), above, is checked).

          |_| I did not open any securities account with any broker, dealer or bank during the quarter; or

          |_| I opened a securities account with a broker, dealer or bank during the quarter as indicated below.


          Date Account                        Broker, Dealer or Bank
         Was Established                               Name
         ---------------                  -----------------------------------


         ---------------                  -----------------------------------


         ---------------                  -----------------------------------


         ---------------                  -----------------------------------


         ---------------                  -----------------------------------


         ---------------                  -----------------------------------




    REVIEWED:
             ----------------------      --------------------------------------
                     (Date)                          (Signature)

         FOLLOW-UP ACTION (if any) (attach additional sheet if required)


     --------------------------------------------------------------------------

                                                                      APPENDIX 2


                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                     [Date]

[Broker, Dealer or Bank Name and Address]

         Subject:          Account #
                                    -----------------------



Dear                      :
     ---------------------

     I am currently affiliated with Light Revolution Fund, Inc., a registered investment company, and am an access person of such company. You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to Light Revolution Fund, Inc. Please address the confirmations and statements directly to:

              Compliance Officer
              Light Revolution Fund, Inc.
              704 Court A
              Tacoma, Washington  98402

     Your cooperation is most appreciated. If you have any questions regarding these requests, please contact Charles M. O'Herin of Light Index Investment Company at (253) 274-0766.


                                   Sincerely,


                                   [Name of Access Person]


cc:
         -----------------------------------

                                                                      APPENDIX 3


                 INITIAL AND ANNUAL PERSONAL SECURITIES HOLDINGS

         THIS REPORT MUST BE SUBMITTED WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND THEREAFTER ON AN ANNUAL BASIS.

         In accordance with the Code of Ethics, please provide a list of all securities accounts which you beneficially own.



(1)      Name of Access Person:
                                                                                   --------------------------------

(2)      If different than (1), name of the person
         in whose name the account is held:
                                                                                   --------------------------------

(3)      Relationship of (2) to (1):
                                                                                   --------------------------------

(4)      Broker, dealer or bank at which account is maintained:
                                                                                   --------------------------------

(5)      Account Number:
                                                                                   --------------------------------

(6)      Contact person at broker, dealer or bank and phone number:
                                                                                   --------------------------------

(7) For each account, attach the most recent account statement listing securities in that account. If you beneficially own securities that are not listed in an attached account statement, list them below:



         Name of Security                 # Shares              Principal Amount
         ----------------                 --------              ---------------
1.
    ----------------------------------------------------------------------------

2.
    ----------------------------------------------------------------------------

3.
    ----------------------------------------------------------------------------

4.
    ----------------------------------------------------------------------------

5.
    ----------------------------------------------------------------------------
                      (ATTACH SEPARATE SHEET IF NECESSARY)

Check if applicable: |_| The reporting of any transaction below shall not be
                         construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

     I certify that this form and the attached statements (if any) constitute all of the securities which I beneficially own, including those held in accounts of my immediate family residing in my household.



                                  ----------------------------------------------
                                  Access Person Signature

Dated:
      --------------------        ----------------------------------------------
                                   Print Name


  REVIEWED:
           -----------------      --------------------------------------------
                    (Date)                       (Signature)

        FOLLOW-UP ACTION (if any) (attach additional sheet if required)


--------------------------------------------------------------------------------

                                                                      APPENDIX 4


                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS


     I acknowledge that I have received the Amended and Restated Code of Ethics dated June ____, 2000, and represent:

     1. In accordance with the Code of Ethics, I will report all securities transactions in which I have a beneficial interest.

     2. I will comply with the Code of Ethics in all other respects.



                            -------------------------------------------
                            Access Person Signature


                            --------------------------------------------
                            Print Name
        Dated:
                  --------------------------

                                                                      APPENDIX 5


                ADVANCE PERSONAL TRADING CLEARANCE/REVIEW REQUEST

BACKGROUND:

     The Code of Ethics requires advance clearance for all securities transactions in which an Access Person (other than a disinterested director) has a beneficial ownership interest.

     CLEARANCE/REVIEW REQUEST: (form should also be used also to record trading where clearance is not required, so as to document non-clearance requirement)

1.       Name of Access Person:
                                                              -----------------------------------------------------

2.       If different than (1), name of person in whose
         account the trade will occur:
                                                              -----------------------------------------------------

3.       Relationship of (2) to (1):
                                                              -----------------------------------------------------

4.       Name of Security:
                                                              -----------------------------------------------------

5.       Maximum number of shares or units to
         be purchased or sold or amount of bond:
                                                              -----------------------------------------------------


6.       Check if applicable:    PURCHASE     ____          MARKET ORDER      ____

                                 SALE         ____          LIMIT ORDER       ____     (Limit Order Price:)
                                                                                                           ---------------


TO:      COMPLIANCE OFFICER      FROM:                         DATE:     /    /         TIME:
                                      --------------------      ------------------           -------------


     I (or the account in which I have a beneficial ownership interest) intend to purchase/sell the above-named Security (on date if other than above: / / ).

     I confirm that to the best of my knowledge, the proposed transaction is in compliance with the Code of Ethics.

                  ACCESS PERSON SIGNATURE:
                                          -----------------------------------

                  DATE:
                       ------------------------------------------------------


COMPLIANCE OFFICER SIGNATURE AND DATE:
                                  -------------------------------------------


Original to Compliance Officer
Copy to Access Person

                                                                      APPENDIX 6


           ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS


     I certify that during the past year:

     1. In accordance with the Code of Ethics, I have reported all reportable securities transactions in which I have a beneficial interest.

     2.   I have complied with the Code of Ethics in all other respects.



                             ---------------------------------------------
                             Access Person Signature


                             ---------------------------------------------
                             Print Name


         Dated:
                  --------------------------

                                                                      APPENDIX 7


                           LIGHT REVOLUTION FUND, INC.
                                       AND
                         LIGHT INDEX INVESTMENT COMPANY


                             List of Access Persons


Name                        Status                  Date Added/Deleted from List